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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                         WESTERN PUBLISHING GROUP, INC.
             (Exact name of registrant as specified in its charter)



                               September 29, 1995
                Date of Report (Date of earliest event reported)



      Delaware                       0-14399                   06-1104930
 (State of other juris-           (Commission               I.R.S. Employer
diction of incorporation)         File Number)            (Identification No.)



          444 Madison Avenue, New York, New York                  10022
 (Address of principal executive offices)                      (Zip Code)



                                 (212) 688-4500
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On September 29, 1995, Western Publishing Company, Inc. ("WPC"), a wholly-owned subsidiary of Western Publishing Group, Inc. (the
         "Company") entered into a Receivables Purchasing Agreement (the "Agreement") with Heller Financial, Inc. (the "Purchaser"). Under the terms of the Agreement, the Purchaser will purchase in pools, certain trade accounts receivable from WPC on a revolving basis, up to a maximum of $62.5 million outstanding at any one time. The pools purchased will be on a non-recourse basis for credit losses and subject to a discount fee based on a seventy-five day collection cycle. The advance rate for pools purchased will be 80% of the accounts receivable sold, except for the last pool, where the purchase advance percentage will not be less than 75%. The obligations under the Agreement are guaranteed by the Company.



Item 7.  Financial Statements and Exhibits

(c)      Exhibits:

         Exhibit 10.98 -- Receivables  Purchasing  Agreement and related transaction documents dated as of September 29, 1995 between Western Publishing Company, Inc. and Heller Financial, Inc.


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                                  Signatures




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            WESTERN PUBLISHING GROUP, INC.

September 29, 1995                                   /s/ Steven M. Grossman
                                                     ----------------------
                                                     Steven M. Grossman
                                                     Chief Financial Officer



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                                 Exhibit Index

    Exhibit                                                        Sequential
      No.                  Description of Exhibit                  Page No.
    -------                ----------------------                  ----------

    10.98                  Receivables Purchasing Agreement
                           and related transaction documents



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